SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2010

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2595 Jason Court, Oceanside, California 92056

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2010, the Board of Directors of International Stem Cell Corporation, a Delaware corporation (the “Company”) elected Charles J. Casamento (“Mr. Casamento”) to the Company’s Board of Directors, to serve until the next annual meeting of stockholders to be held in 2011. Mr. Casamento will receive the customary compensation for non-employee directors, consisting of a cash retainer for service on the Board and any committees and a stock option grant, all as more fully described in the Proxy Statement for the 2010 Annual Meeting of Stockholders of the Company, as filed with the SEC on March 30, 2010. The Board has not determined the committees of the Board on which Mr. Casamento will be asked to serve.

There are no arrangements or understandings between Mr. Casamento and any other person pursuant to which he was selected as a director of the Company. Mr. Casamento does not have a direct or indirect material interest in any currently proposed transaction to which the Company is a party, nor has Mr. Casamento had a direct or indirect material interest in any such transaction during the Company’s last two fiscal years.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/S/ RAY WOOD
Ray Wood
Chief Financial Officer

Dated: June 22, 2010